EXHIBIT 99.1

PRESS RELEASE

Dick’s Sporting Goods Reports Third Quarter Results – Exceeds Guidance

PITTSBURGH, Pa., November 18, 2004 — Dick’s Sporting Goods, Inc. (NYSE: DKS) today reported sales and earnings results for the third quarter ended October 30, 2004. Results include the operating results for the recently purchased Galyan’s for the third quarter of 2004 but not for 2003 as Galyan’s was acquired in July 2004.

Third Quarter Results

The Company reported net income for the third quarter ended October 30, 2004, excluding merger integration and store closing costs, of $2.9 million, or $0.05 per diluted share as compared to earnings guidance provided on August 17, 2004 of $0.03 — $0.04 per diluted share before merger costs.

Including merger integration and store closing costs, the Company reported a net loss for the third quarter ended October 30, 2004 of $1.8 million or $(0.04) per diluted share as compared to net income of $4.7 million, and earnings per share of $0.09 per diluted share for the third quarter ended November 1, 2003.

Total sales for the quarter increased 60% over last year to $541.0 million due to a comparable store sales increase of 1.5%, the opening of new stores and the inclusion of Galyan’s operations in this year’s quarterly results. Galyan’s stores will not be included in the comparable store base until 13 months after the completion of the re-branding and re-merchandising effort expected to occur by the end of the first half of 2005.

As noted in our press release dated July 29, 2004, the Company acquired 100% of the issued and outstanding common stock of Galyan’s Trading Company, Inc. for $16.75 per share in cash. The Consolidated Statements of Operations for the 13 weeks ended October 30, 2004 reflect the results of the combined company for the entire 13 weeks whereas the results for the 39 weeks ended October 30, 2004 reflect the results of Dick’s Sporting Goods on a stand-alone basis from February 1, 2004 to July 28, 2004 and the combined company from the acquisition date of July 29, 2004 to October 30, 2004. Prior year results include Dick’s Sporting Goods, Inc. on a stand-alone basis.

“Dick’s associates rose to another challenge as strong performance was posted while opening 14 new stores and making good progress on the conversion of Galyan’s which was purchased only 3 months ago” said Edward W. Stack, Chairman and CEO. “We have re-signed 16 former Galyan’s stores as Dick’s Sporting Goods to begin leveraging advertising in overlap markets and we have begun to synchronize the assortments”, he added.

Galyan’s Conversion

5

The Company announced its intention to close nine stores in conjunction with the conversion, six Dick’s stores (one of which closes in 2005) and three Galyan’s stores. In addition, two Dick’s stores closed during the third quarter, one due to its being replaced by a new store which opened last year and the second due to performance.

The Company also announced it expects total merger integration and store closing costs of approximately $70 million pre-tax to be incurred of which $7.7 million was incurred in the third quarter. The Company estimates future merger costs of $35 million in the fourth quarter of 2004, $17 million in 2005 with the balance in 2006 and beyond which relates to future lease payments on closed stores. Merger integration and store closing costs include the expense of closing stores, advertising the re-branding of Galyan’s stores, duplicative costs, recruiting and system conversion costs.

Third Quarter Store Openings and Closings

During the third quarter, the Company opened 14 new stores and closed two stores, bringing the year-to-date net new store openings to 22 (including one Galyan’s store). The new stores that opened included two stores opened as Dick’s Sporting Goods stores that had previously been planned to open as Galyan’s stores. One store, in Algonquin, IL in the Chicago market, opened as a Galyan’s store. This store will be converted along with the other Chicago stores in 2005.

The stores that opened in the third quarter include: Enfield and Meriden, CT (the 4th and 5th stores in Hartford); Bangor, ME; Pottstown, PA (the 13th store in the Philadelphia/Southern New Jersey market); our 2nd store in Fort Wayne, IN; Lafayette, IN; Algonquin, IL (the 7th store in Chicago); our 7th store in Charlotte, NC; two stores in Madison, WI; Carmel, IN (our 5th store in Indianapolis); Westlake, OH and North Olmsted, OH (the 7th and 8th stores in Cleveland) and Muskegon, MI. Two Dick’s stores were closed, one in Philadelphia, PA and another in Cleveland, OH.

As of October 30, 2004, Dick’s Sporting Goods, Inc. operated 233 stores, with approximately 13.4 million square feet, in 32 states.

Year-to-date Results

Net income for the 39 weeks ended October 30, 2004 was $27.0 million, or $0.51 per diluted share as compared to net income of $26.8 million, or $0.54 per diluted share for the 39 weeks ended November 1, 2003.

Excluding merger integration and store closing costs of $4.7 million after tax, net income for the 39 weeks ended October 30, 2004 was $31.7 million, or $0.60 per diluted share.

Total sales for the 39 weeks ended October 30, 2004 increased 33% to $1,321.4 million. Comparable store sales increased 3.0%. Galyan’s stores will not be included in the comparable store base until 13 months after the completion of the re-branding and re-merchandising effort expected to occur by the end of the first half of 2005.

Earnings Guidance

Full Year 2004

• Based on an estimated 53 million diluted shares outstanding, the Company anticipates reporting EPS for the full year of $1.37 – 1.39 per diluted share excluding merger integration and store closing costs. Most recent guidance had been $1.35 – 1.37. The Company anticipates reporting $0.89 – 0.91 per diluted share including merger integration and store closing costs. This compares to full year 2003 EPS of $1.05.

• Comparable store sales are expected to be approximately 2-3%. Galyan’s stores will not be included in the comparable store base until 13 months after the completion of the re-branding and re-merchandising effort expected to occur by the end of the first half of 2005.

• The Company now expects to open 29 new stores this year while closing 10 stores (seven Dick’s stores and three Galyan’s).

Full Year 2005

• Earnings per share is anticipated to be in the range of $1.79 – 1.84 for the full year of 2005 excluding merger integration and store closing costs. Including these merger costs, earnings per share is anticipated to be in the range of $1.60 — 1.65.

• Beginning in fiscal 2005, the Company anticipates there will be approximately $20 million of annualized cost savings and merchandise buying improvements that will result from the acquisition of Galyan’s.

• The Company expects to open at least 20 new stores in 2005, an increase from earlier guidance.

Fourth Quarter 2004

• Based on an estimated 53 million diluted shares outstanding, the Company anticipates EPS for the fourth quarter of $0.77 – 0.78 per diluted share excluding merger integration and store closing costs of $35 million. The Company anticipates reporting $0.37 – 0.38 per diluted share including merger integration and store closing costs. This compares to fourth quarter 2003 EPS of $0.50.

• Comparable store sales are expected to increase 1 – 2%. Galyan’s stores will not be included in the comparable store base until 13 months after the completion of the re-branding and re-merchandising effort expected to occur by the end of the first half of 2005.

• The Company expects to open five new stores in the fourth quarter, all of which have opened, and close eight of the nine stores described earlier in this release.

Conference Call Info

The Company will be hosting a conference call today at 10:00 am Eastern time to discuss the third quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company’s web site located at http://www.dickssportinggoods.com/investors. To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software.

For those who cannot listen to the live broadcast, the webcast will be archived on the Company’s web site for approximately 30 days. In addition, a dial-in replay will be available shortly after the call. To listen, investors should dial (888) 286-8010 (domestic callers) or (617) 801-6888 (international callers) and enter confirmation code 20807652. The dial-in replay will be available for 30 days following the live call.

Forward Looking Statements and Merger Integration and Store Closing Cost Estimates

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “guidance,” “estimate,” “intend,” “predict,” and “continue” or similar words. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the year ended January 31, 2004 as filed with the Securities and Exchange Commission on April 8, 2004, ones associated with combining businesses and achieving expected savings and synergies (including annualized cost savings and merchandise buying improvements) and/or with assimilating acquired companies and ones associated with the fact that merger integration and store closing costs related to the Galyan’s acquisition are difficult to predict with a level of certainty and may be greater than expected. The Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

     The prior period EPS numbers presented in this press release have been adjusted to give effect to the two-for-one stock split, in the form of a stock dividend, which became effective on April 5, 2004 to our stockholders of record on March 19, 2004.

About Dick’s Sporting Goods, Inc.

Pittsburgh-based Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel, and footwear in a specialty store environment. As of October 30, 2004, the Company operated 233 stores in 32 states primarily throughout the Eastern half of the U.S. under the Dick’s Sporting Goods and Galyan’s names.

Dick’s Sporting Goods, Inc. news releases are available at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the bottom of the home page).

Contact:

Michael F. Hines, EVP – Chief Financial Officer or
Jeffrey R. Hennion, SVP – Strategic Planning
724-273-3400
investors@dcsg.com

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended		39 Weeks Ended
	October 30,	November 1,	October 30,	November 1,
	2004	2003	2004	2003
Net sales	$541,009	$338,164	$1,321,351	$996,413
Cost of goods sold, including occupancy and distribution costs	402,848	249,325	961,431	728,179

GROSS PROFIT	138,161	88,839	359,920	268,234
Selling, general and administrative expenses	124,832	80,210	292,863	219,295
Pre-opening expenses	5,101	2,594	10,200	6,212
Merger integration and store closing costs	7,742	—	7,793	—

INCOME FROM OPERATIONS	486	6,035	49,064	42,727
Gain on sale of investment	—	2,324	—	3,536
Interest expense, net	3,455	504	5,057	1,545
Other income	—	—	1,000	—

INCOME (LOSS) BEFORE INCOME TAXES	(2,969)	7,855	45,007	44,718
(Benefit) Provision for income taxes	(1,188)	3,142	18,003	17,887

NET INCOME (LOSS)	$(1,781)	$4,713	$27,004	$26,831

EARNINGS PER COMMON SHARE:
Basic	$(0.04)	$0.10	$0.57	$0.61
Diluted	$(0.04)	$0.09	$0.51	$0.54
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	48,251	46,430	47,755	44,062
Diluted	48,251	51,168	52,731	49,854

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(Dollars in thousands)

	October 30,	November 1,	January 31,
	2004	2003	2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$28,810	$14,694	$93,674
Accounts receivable, net	47,940	24,801	10,185
Income tax receivable	16,606	1,025	232
Inventories, net	625,043	370,356	254,360
Prepaid expenses and other current assets	15,085	6,306	5,222
Deferred income taxes	95	12,836	1,021

Total current assets	733,579	430,018	364,694
Property and equipment, net	266,795	86,340	100,965
Construction in progress — leased facilities	12,113	10,767	10,927
Goodwill	181,314	—	—
Other assets	34,386	22,177	21,945

TOTAL ASSETS	$1,228,187	$549,302	$498,531

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$319,623	$175,561	$118,383
Accrued expenses	137,977	62,200	72,090
Deferred revenue and other liabilities	32,257	25,434	37,037
Current portion of other long-term debt and capital leases	1,824	479	505

Total current liabilities	491,681	263,674	228,015

LONG-TERM LIABILITIES:
Senior convertible notes	172,500	—	—
Revolving credit borrowings	260,216	50,141	—
Other long-term debt and capital leases	8,125	3,561	3,411
Non-cash obligations for construction in progress — leased facilities	12,113	10,767	10,927
Deferred revenue and other liabilities	14,449	13,019	13,197

Total long-term liabilities	467,403	77,488	27,535

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—	—
Common stock	344	324	331
Class B common stock	140	142	141
Additional paid-in capital	174,042	167,311	175,748
Retained earnings	90,048	37,056	63,044
Accumulated other comprehensive income	4,529	3,307	3,717

Total stockholders’ equity	269,103	208,140	242,981

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,228,187	$549,302	$498,531

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(Dollars in thousands)

	39 Weeks Ended
	October 30,	November 1,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$27,004	$26,831
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	24,280	12,993
Deferred income taxes	(40)	(4,053)
Tax benefit from exercise of stock options	12,098	23,594
Gain on sale of investment	—	(3,536)
Other non-cash items	—	2,067
Changes in assets and liabilities:
Accounts receivable	(28,381)	(7,472)
Inventories	(214,339)	(136,859)
Prepaid expenses and other assets	(11,830)	538
Accounts payable	94,268	43,530
Accrued expenses	(2,338)	2,961
Income taxes payable	2,014	(12,763)
Deferred revenue and other liabilities	(14,075)	2,681

Net cash used in operating activities	(111,339)	(49,488)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(48,961)	(32,562)
Proceeds from sale-leaseback transactions	30,031	12,100
Payment for the purchase of Galyan’s, net of $17,931 cash acquired	(351,382)	—
Purchase of held-to-maturity securities	(57,942)	—
Proceeds from sale of held-to-maturity securities	57,942	—
Proceeds from sale of available-for-sale investment	—	4,150
Increase in recoverable costs from developed properties	(7,102)	(1,963)

Net cash used in investing activities	(377,414)	(18,275)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible notes	172,500	—
Revolving credit borrowings, net	260,216	50,141
(Payments) borrowings on other long-term debt and capital leases	(396)	463
Payment for purchase of bond hedge	(33,120)	—
Proceeds from issuance of warrant	12,420	—
Transaction costs for convertible notes	(5,786)	—
Proceeds from sale of common stock under employee stock purchase plan	1,763	1,342
Proceeds from exercise of stock options	3,545	12,385
Increase in bank overdraft	12,747	6,823
Transaction costs related to initial public offering	—	183

Net cash provided by financing activities	423,889	71,337

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(64,864)	3,574
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	93,674	11,120

CASH AND CASH EQUIVALENTS, END OF PERIOD	$28,810	$14,694

Supplemental non-cash investing and financing activities:
Construction in progress — leased facilities	$1,186	$10,767

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(In thousands, except per share data)

				Proforma (1)
	13 Weeks Ended			13 Weeks Ended
	October 30, 2004			November 1, 2003
		Merger	Results excluding
		Integration &	Merger	Dick’s	Galyan’s
	GAAP	Store Closing	Integration & Store	Sporting	Trading
	Results	Costs	Closing Costs	Goods, Inc.	Company, Inc.	Consolidated
Net sales	$541,009	$—	$541,009	$338,164	$147,268	$485,432
Cost of goods sold, including occupancy and distribution costs	402,848	—	402,848	249,325	115,320	364,645

GROSS PROFIT	138,161	—	138,161	88,839	31,948	120,787
% to sales			25.54%			24.88%
Selling, general and administrative expenses	124,832	—	124,832	80,210	34,742	114,952
Pre-opening expenses	5,101	—	5,101	2,594	2,674	5,268
Merger integration and store closing costs	7,742	(7,742)	—	—	—	—

INCOME (LOSS) FROM OPERATIONS	486	7,742	8,228	6,035	(5,468)	567
% to sales			1.52%			0.12%
Gain on sale of investment	—	—	—	2,324	—	2,324
Interest expense, net	3,455	—	3,455	504	2,490	2,994

INCOME (LOSS) BEFORE INCOME TAXES	(2,969)	7,742	4,773	7,855	(7,958)	(103)
(Benefit) Provision for income taxes	(1,188)	3,097	1,909	3,142	(3,195)	(53)

NET (LOSS) INCOME	$(1,781)	$4,645	$2,864	$4,713	$(4,763)	$(50)

EARNINGS PER COMMON SHARE:
Basic	$(0.04)	$0.10	$0.06	$0.10		$(0.00)
Diluted	$(0.04)	$0.09	$0.05	$0.09		$(0.00)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	48,251	48,251	48,251	46,430		46,430
Diluted	48,251	53,176	53,176	51,168		46,430

(1) The unaudited pro-forma results present information as if Galyan’s had been acquired at the beginning of each period presented. The pro-forma amounts include certain reclassifications to Galyan’s amounts to conform them to the Company’s presentation, and an increase in pre-tax interest expense of $1,876 to reflect the increase in borrowings under the amended credit facility to finance the acquisition as if it had occurred at the beginning of each period presented. The pro-forma amounts do not reflect any benefits from economies which might be achieved from combining the operations. The pro-forma information does not necessarily reflect the actual results that would have occurred had the companies been combined during the periods presented, nor is it necessarily indicative of the future results of operations of the combined companies.

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS – UNAUDITED
(In thousands, except per share data)

	Proforma (1)				Proforma (1)
	39 Weeks Ended				39 Weeks Ended
	October 30, 2004				November 1, 2003
	As Reported (2)	Q1 and Q2 (2)	Merger
	Dick’s	Galyan’s	Integration &		Dick’s	Galyan’s
	Sporting	Trading	Store Closing		Sporting	Trading
	Goods, Inc.	Company, Inc.	Costs	Consolidated	Goods, Inc.	Company, Inc.	Consolidated
Net sales	$1,321,351	$339,244	$—	$1,660,595	$996,413	$439,577	$1,435,990
Cost of goods sold, including occupancy and distribution costs	961,431	260,357	—	1,221,788	728,179	338,938	1,067,117

GROSS PROFIT	359,920	78,887	—	438,807	268,234	100,639	368,873
% to sales				26.42%			25.69%
Selling, general and administrative expenses	292,863	91,602	—	384,465	219,295	104,870	324,165
Pre-opening expenses	10,200	2,277	—	12,477	6,212	4,689	10,901
Merger integration and store closing costs	7,793	—	(7,793)	—	—	—	—

INCOME (LOSS) FROM OPERATIONS	49,064	(14,992)	7,793	41,865	42,727	(8,920)	33,807
% to sales				2.52%			2.35%
Gain on sale of investment	—	—	—	—	3,536	—	3,536
Interest expense, net	5,057	5,764	—	10,821	1,545	7,617	9,162
Other income	1,000	—	—	1,000	—	—	—

INCOME (LOSS) BEFORE TAXES	45,007	(20,756)	7,793	32,044	44,718	(16,537)	28,181
Provision (benefit) for income taxes	18,003	(8,303)	3,118	12,818	17,887	(6,627)	11,260

NET INCOME (LOSS)	$27,004	$(12,453)	$4,675	$19,226	$26,831	$(9,910)	$16,921

EARNINGS PER COMMON SHARE:
Basic	$0.57		$0.10	$0.40	$0.61		$0.38
Diluted	$0.51		$0.09	$0.36	$0.54		$0.34
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	47,755		47,755	47,755	44,062		44,062
Diluted	52,731		52,731	52,731	49,854		49,854

(1) The unaudited pro-forma results present information as if Galyan’s had been acquired at the beginning of each period presented. The pro-forma amounts include certain reclassifications to Galyan’s amounts to conform them to the Company’s presentation, and an increase in pre-tax interest expense of $3,868 and $5,869 for the 39 weeks ended October 30, 2004 and the 39 weeks ended November 1, 2003, respectively, to reflect the increase in borrowings under the amended credit facility to finance the acquisition as if it had occurred at the beginning of each period presented. The pro-forma amounts do not reflect any benefits from economies which might be achieved from combining the operations. The pro-forma information does not necessarily reflect the actual results that would have occurred had the companies been combined during the periods presented, nor is it necessarily indicative of the future results of operations of the combined companies.

(2) The As Reported amounts reflect the GAAP amounts which include the results of Dick’s Sporting Goods for the 39 weeks ended October 30, 2004 plus the results of Galyan’s since the July 29, 2004 acquisition date. The Q1 and Q2 Galyan’s results exclude the operations of Galyan’s from July 29, 2004 to July 31, 2004 as these amounts are included in the Dick’s As Reported amount. The net sales and net income excluded from the Q1 and Q2 Galyan’s results were $6,837 and $127, respectively.

The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated.

	13 Weeks Ended			13 Weeks Ended
	October 30, 2004			November 1, 2003
	Dick’s	Galyan’s	Total	Dick’s	Galyan’s	Total
Beginning stores	173	48	221	151	38	189
New	13	1	14	11	5	16
Closed	(2)	—	(2)	—	—	—

Ending stores	184	49	233	162	43	205

	39 Weeks Ended					39 Weeks Ended
	October 30, 2004					November 1, 2003
	Dick’s	Galyan’s		Total		Dick’s	Galyan’s	Total
Beginning stores	163	43		206		141	34	175
New *	23	6	*	29	*	21	9	30
Closed	(2)	—		(2)		—	—	—

Ending stores	184	49		233		162	43	205

* 39 Weeks Ended October 30, 2004 includes 5 stores opened by Galyan’s prior to Dick’s acquisition

Stores Opened Year-to-Date:

Dick’s new	23
Dick’s closed	(2)
Galyan’s new — opened post acquisition	1

Total	22

Square Footage:
(in millions)

	Dick’s	Galyan’s	Total
Q2 2003	7.3	3.3	10.6
Q3 2003	7.9	3.8	11.7
Q4 2003	7.9	3.8	11.7
Q1 2004	8.3	4.1	12.4
Q2 2004	8.5	4.2	12.7
Q3 2004	9.2	4.2	13.4

Regulation G Reconciliations

The following table sets forth the calculation of EBITDA, which is non-GAAP financial information, and reconciles EBITDA to the most directly comparable GAAP information. EBITDA for the 13 and 39 weeks ended October 30, 2004 and the last 12 months ended October 30, 2004 was $16.3 million, $74.3 million and $122.5 million, respectively. EBITDA, excluding merger integration and store closing costs related to the acquisition of Galyan’s on July 29, 2004, for the 13 and 39 weeks ended October 30, 2004 and the last 12 months ended October 30, 2004 was $24.0 million, $82.1 million and $130.3 million, respectively.

EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity. EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, and capital investments.

EBITDA
(Dollars in thousands)

			Results excluding
	13 Weeks	Merger	merger
	Ended October 30,	integration and	integration and
	2004	store closing costs	store closing costs
Net (loss) income	$(1,781)	$(4,645)	$2,864
(Benefit) provision for income taxes	(1,188)	(3,097)	1,909
Interest expense, net	3,455	—	3,455
Depreciation and amortization	15,787	—	15,787

EBITDA	$16,273	$(7,742)	$24,015

			Results excluding
	39 Weeks	Merger	merger
	Ended October 30,	integration and	integration and
	2004	store closing costs	store closing costs
Net income	$27,004	$(4,675)	$31,679
Provision for income taxes	18,003	(3,118)	21,121
Interest expense, net	5,057	—	5,057
Depreciation and amortization	24,280	—	24,280

EBITDA	$74,344	$(7,793)	$82,137

			Results excluding
	Last 12 Months	Merger	merger
	Ended October 30,	integration and	integration and
	2004	store closing costs	store closing costs
Net income	$52,992	$(4,675)	$57,667
Provision for income taxes	35,328	(3,118)	38,446
Interest expense, net	5,343	—	5,343
Depreciation and amortization	28,841	—	28,841

EBITDA	$122,504	$(7,793)	$130,297

The Company believes the use of adjusted net income, adjusted diluted earnings per share and adjusted operating income for the 13 and 39 weeks ended October 30, 2004 provides a further understanding as compared to the net income, operating income and diluted earnings per share for the 13 and 39 weeks ended November 1, 2003 due to the merger integration and store closing costs incurred during the current year related to the acquisition of Galyan’s on July 29, 2004. The reconciliation of adjusted net income, adjusted diluted earnings per share and adjusted operating income to the most directly comparable GAAP financial information is presented below.

(in millions, except per share data):

Adjusted net income reconciliation

	13 Weeks Ended	39 Weeks Ended
	October 30,	October 30,
	2004	2004
Net (loss) income (GAAP)	$(1.8)	$27.0
Merger integration and store closing costs, after tax	(4.7)	(4.7)

Adjusted net income	$2.9	$31.7

Diluted shares	53.2	52.7
Adjusted diluted earnings per share	$0.05	$0.60

Adjusted operating income reconciliation

13 Weeks Ended
October 30,
2004
Operating income (GAAP)	$0.5
Merger integration and store closing costs	(7.7)

Adjusted operating income	$8.2

Net Income and EPS Guidance

The earnings guidance for the 13 and 52 weeks ended January 29, 2005 and fiscal 2005 exclude merger integration and store closing costs and the corresponding tax benefit. The following table sets forth a reconciliation of GAAP net income and diluted earnings per share to pro forma net income and pro forma diluted earnings per share excluding merger integration and store closing costs after tax. (in millions, except per share data):

	13 Weeks Ended	52 Weeks Ended
	January 29,	January 29,
	2005	2005
Guidance net income (GAAP)	$19.8 - 20.3	$47.0 - 48.1
Guidance merger integration and store closing costs, after tax	$21.0	$25.6

Guidance adjusted net income excluding merger integration and store closing costs, after tax	$40.8 - 41.3	$72.6 - 73.7

	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	January 29,	January 29,	January 28,
	2005	2005	2006
Guidance net income per share (GAAP)	$0.37 - 0.38	$0.89 - 0.91	$1.60 - 1.65
Guidance merger integration and store closing costs, after tax per share	$0.40	$0.48	$0.19

Guidance adjusted net income per share excluding merger integration and store closing costs, after tax	$0.77 - 0.78	$1.37 - 1.39	$1.79 - 1.84